Exhibit 99.1

NEWS

FOR RELEASE: Monday, November 15, 2004

Charter to Conduct Registered Offering of Class A Common Stock

ST. LOUIS -- Charter Communications, Inc. ("Charter") (Nasdaq: CHTR) today announced its intent to register with the Securities and Exchange Commission up to 150 million shares of its Class A Common Stock, which it intends to loan to a financial institution pursuant to a share lending agreement for sale in a public offering by an affiliate of such financial institution. Charter expects to agree to conduct the offering in order to facilitate the trading of its senior convertible notes outstanding at the time of such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares, nor shall there be any sale of the shares in any state in which such offer, solicitation or sale would be unlawful.

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Contact:

Press:

Dave Andersen
314/543-2213

Analysts:

Mary Jo Moehle
314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward- looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to, our ability to consummate a proposed sale of the convertible notes and our ability to complete the registered offering.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.